UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2015

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Baylake Corp. (the “Company”) held its annual meeting of shareholders on June 1, 2015 (the “Annual Meeting”).  A total of 7,430,225 shares, or 79.43% of eligible voting shares, were represented at the Annual Meeting.  Summarized below are descriptions of matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1: Election of Directors.  The shareholders elected each of the director nominees to serve as directors for a term of three years expiring at the 2018 annual meeting of shareholders and until their successors are elected and qualified.  The result of the vote taken at the Annual Meeting was as follows:

	For	Withheld	Broker Non-Vote
Robert J. Cera	4,460,668	534,653	2,434,904
Terrence R. Fulwiler	4,522,101	473,220	2,434,904
William D. Murphy	4,666,503	328,818	2,434,904

Proposal 2: Advisory Vote on Executive Compensation.  The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2015 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.  The result of the vote taken at the Annual Meeting was as follows:

For	Against	Abstain	Broker Non-Vote
4,024,326	886,354	84,641	2,434,904

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm.  The shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015.  The result of the vote taken at the Annual Meeting was as follows:

For	Against	Abstain	Broker Non-Vote
7,006,752	388,217	35,256	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2015	BAYLAKE CORP.

By: /s/ Kevin L. LaLuzerne Kevin L. LaLuzerne Senior Vice President and Chief Financial Officer

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